EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 25, 2001 relating to the financial statements and financial statement schedule of Netegrity, Inc. which appear in Netegrity, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS, LLP

Boston, Massachusetts
July 30, 2001